FEDERATED INVESTORS, INC.

                            FEDERATED INVESTORS TOWER

                       PITTSBURGH, PENNSYLVANIA 15222-3779

                              INFORMATION STATEMENT

                                 MARCH 31, 1999

                                  INTRODUCTION

        This Information Statement is furnished to the shareholders (the "Shareholders") of Federated Investors, Inc. ("Federated") by the Board of Directors ("Board") in connection with the Annual Meeting of the Shareholders to be held on Monday, May 17, 1999 at the Westin William Penn Hotel, William Penn Ballroom, Lower Lobby, 550 William Penn Place, Pittsburgh, Pennsylvania, at 10:00 a.m. local time. Action will be taken at the Annual Meeting for the election of directors and any other business that properly comes before the meeting.

        Federated has shares of both its Class A Common Stock, no par value per share (the "Class A Common Stock") and its Class B Common Stock, no par value per share (the "Class B Common Stock") issued and outstanding. The Class B Common Stock is listed on the New York Stock Exchange under the symbol FII. Except under certain limited circumstances, the entire voting power of Federated is vested in the holders of the outstanding shares of the Class A Common Stock. All of the outstanding shares of Class A Common Stock are held by a Voting Shares Irrevocable Trust, dated May 31, 1989 (the "Voting Trust"), and will be voted in person at the Annual Meeting. Accordingly, Federated is not soliciting proxies for the Annual Meeting, but is providing this Information Statement to its Shareholders in accordance with Regulation ss.240.14c-2 of the Securities Exchange Act of 1934 (the "Exchange Act").

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being mailed to the Shareholders on or about March 31, 1999. Federated's 1998 Annual Report to Shareholders accompanies this Information Statement.


                                VOTING SECURITIES

        Only holders of record of Class A Common Stock at the close of business on March 22, 1999 ("Record Date") will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On that date, 6,000 shares of Class A Common Stock were outstanding, all of which were held by the Voting Trust, the trustees of which are John F. Donahue, his wife and his son J. Christopher Donahue, for the benefit of the members of the family of John F. Donahue.

        The presence of the holder of the Class A Common Stock, constituting all of the votes that all Shareholders are entitled to cast in the election of directors, will constitute a quorum for the transaction of business at the Annual Meeting. Under the terms of the Voting Trust, the trustees are authorized to vote shares owned by the Voting Trust, and as a result, all of the outstanding shares of Class A Common Stock will be voted in person at the Annual Meeting. The Voting Trust is entitled to cast one vote per share of Class A Common Stock for the election of directors. Directors will be elected by a plurality of the votes cast. Cumulative voting is not allowed. The trustees of the Voting Trust have advised that they intend to vote in favor of all the directors nominated by the Board.





                  BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

        The Board consists of ten members. Under Federated's bylaws, directors are elected at each annual meeting and each director holds office until the expiration of the term of one year for which he or she was selected and until a successor is selected and qualified.

     The Board has nominated John F. Donahue, J. Christopher Donahue, Arthur L. Cherry, Thomas R. Donahue, Michael J. Farrell, John B. Fisher, James F. Getz, Eugene F. Maloney, John W. McGonigle and James L. Murdy for election as directors. The nominees for directors have previously served as members of the Board.




JOHN F. DONAHUE                     Mr.  John  F.  Donahue  was  Chairman  and  Chief  Executive

   Age 74                           Officer of Federated  and a trustee of Federated  Investors, a Delaware business trust (the "Trust")
                                    prior to the May 1998 merger of the Trust
                                    into Federated, its wholly-owned subsidiary
                                    ( the "Merger"), and has continued as
                                    Chairman of Federated following the
                                    consummation of the Merger. He served as
                                    President of Federated from 1989 until 1993
                                    and was a founder of the predecessor to
                                    Federated. Mr. Donahue is Chairman or
                                    President and a director or trustee of the
                                    investment companies managed by subsidiaries
                                    of Federated. Mr. Donahue was a member of
                                    the Board of Directors of Aetna Life and
                                    Casualty Company until April 1995. Mr.
                                    Donahue is the father of J. Christopher
                                    Donahue and Thomas R. Donahue, each of whom
                                    serves as an executive officer and director
                                    of Federated.

J. CHRISTOPHER DONAHUE              Mr. J.  Christopher  Donahue was a trustee of the Trust from
   Age 49                           1989 until the Merger and has been a director  of  Federated

                                    since  the   consummation  of  the  Merger.   He  served  as
                                    President  and Chief  Operating  Officer of  Federated  from
                                    1993 until April 1998,  when he became  President  and Chief
                                    Executive  Officer.   Prior  to  1993,  he  served  as  Vice
                                    President of  Federated.  He is President or Executive  Vice
                                    President   of   the   investment   companies   managed   by
                                    subsidiaries  of  Federated  and  a  director,   trustee  or
                                    managing   general   partner  of  some  of  the   investment
                                    companies.  Mr.  Donahue is the son of John F.  Donahue  and the brother of Thomas R. Donahue.






ARTHUR L. CHERRY                    Mr.  Arthur L.  Cherry  was a trustee of the Trust from 1997
   Age 45                           until the Merger and has been a director of Federated  since the consummation of the Merger. He is the President of Federated Services Company, a wholly-owned subsidiary of Federated. Prior to joining Federated in January 1997, he was a managing partner of AT&T Solutions and former president of Scudder Services
                                    Corporation. He also served as a managing director of Scudder, Stevens and Clark from 1984 to 1994. In addition, Mr. Cherry has worked in various capacities with The Boston
                                    Company, Boston Financial Data Services and
                                    EDS Consulting.

THOMAS R. DONAHUE                   Mr.  Thomas R.  Donahue was a trustee of the Trust from 1995
   Age 40                           until the Merger and has been a director of Federated  since the  consummation of the Merger.  He has been Vice President of  Federated  since  1993  and  currently  serves  as  Vice
                                    President,  Treasurer and Chief Financial Officer.  Prior to
                                    joining  Federated,  Mr. Donahue was in the venture  capital business,  and from 1983 to 1987 was employed by PNC Bank in its Investment  Banking Division.  Mr. Donahue is the son of
                                    John F. Donahue and the brother of J. Christopher Donahue.

MICHAEL J. FARRELL                  Mr.  Michael J.  Farrell  was elected to the Board in August
   Age 49                           1998.  He is  currently  the  President  of Farrell & Co., a merchant  banking firm  specializing in heavy  manufacturing companies.  He  has  also  served  in  executive  capacities for MK Rail  Corporation,  Motor Coil  Manufacturing Co. and
                                    Season-All  Industries.  Mr.  Farrell is a Certified  Public

                                    Accountant.

JOHN B. FISHER                      Mr. John B. Fisher has been a director  of  Federated  since
   Age 42                           the     consummation     of     the     Merger.     He    is

                                    President-Institutional Sales Division of
                                    Federated Securities Corp., a wholly-owned subsidiary of Federated, and is responsible for the distribution of Federated's products and services to investment advisors, insurance companies, retirement plans and corporations. Mr. Fisher is the son of Richard B. Fisher, Executive Vice President of Federated.






JAMES F. GETZ                       Mr.  James F. Getz has been a director  of  Federated  since
   Age 52                           the  consummation  of the Merger.  He serves as  President -

                                    Retail  Sales  Division of  Federated  Securities  Corp.,  a
                                    wholly-owned  subsidiary of Federated and is responsible for
                                    the   marketing   and  sales   efforts   in  the  trust  and
                                    broker/dealer  markets.  Mr. Getz is a  Chartered  Financial

                                    Analyst.

EUGENE F. MALONEY                   Mr.  Eugene F.  Maloney was a trustee of the Trust from 1989
   Age 54                           until  the  Merger  and  has  continued  as  a  director  of

                                    Federated since the consummation of the
                                    Merger. He serves as the Executive Vice
                                    President of Federated Investors Management
                                    Company, a wholly-owned subsidiary of
                                    Federated, and provides certain legal,
                                    technical and management expertise to
                                    Federated's sales divisions, including
                                    regulatory and legal requirements relating to a bank's use of mutual funds in both trust and commercial environments. Mr.
                                    Maloney is an adjunct Professor of Law at Boston University School of Law.

JOHN W. MCGONIGLE                   Mr. John W.  McGonigle  was a trustee of the Trust from 1989
   Age 60                           until  the  Merger  and has  been a  director  of  Federated since the  consummation  of the Merger.  Mr.  McGonigle  has served as Secretary of  Federated  since 1989.  He served as
                                    Vice  President  of  Federated  from 1989 until August 1995, when he  became  Executive  Vice  President.  Mr.  McGonigle acted as  General  Counsel of  Federated  until 1998 when he
                                    became   the   Chief   Legal   Officer.   Mr. McGonigle   is
                                    Executive  Vice  President and  Secretary of the  investment companies managed by subsidiaries of  Federated.

JAMES L. MURDY                      Mr.  James L.  Murdy  was  elected  to the  Board in  August
   Age 60                           1998. He is currently  Director,  Executive Vice  President,

                                    Finance &  Administration  and Chief  Financial  Officer  of
                                    Allegheny    Teledyne,     Incorporated,    a    diversified
                                    manufacturing corporation,  and, prior to becoming Executive
                                    Vice  President,  served as Senior Vice  President and Chief
                                    Financial  Officer  of  Allegheny  Ludlum  Corporation.  Mr.
                                    Murdy is a Certified Public Accountant.


MEETINGS AND COMMITTEES OF THE BOARD

        From the date of the Merger through December 31, 1998, the Board met on four occasions. The Board has an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee.

        The Audit Committee currently consists of Michael J. Farrell and James
L. Murdy, neither of whom is an officer or employee (or former officer or employee) of Federated. Mr. Murdy is Chairman of the Audit Committee. The Audit Committee is responsible for assisting the Board in fulfilling its statutory and fiduciary responsibilities for the audit function of Federated and in monitoring its accounting and financial reporting practices; determining that Federated has adequate administrative, operational and internal accounting controls and that Federated is operating in accordance with its prescribed procedures and codes of conduct; determining that Federated has in place policies and procedures to enable it to comply with applicable laws and regulations and that such compliance is occurring; and providing general oversight for the internal and external audit function. Its functions include recommending to the Board the appointment of independent auditors and reviewing with the internal auditors and the independent auditors their annual audit plans and monitoring their progress during the year. In discharging its responsibilities, the Audit Committee is entitled to rely upon the reports, findings and representations of Federated's auditors, legal counsel and responsible officers. The Audit Committee was formed in August 1998 and met in October 1998.

        The Compensation Committee currently consists of Michael J. Farrell, James L. Murdy and J. Christopher Donahue as a non-voting member. Mr. Donahue is the President and Chief Executive Officer of Federated. Mr. Farrell is Chairman of the Compensation Committee. This committee recommends compensation levels of senior management, works with senior management on benefit and compensation programs for Federated employees and monitors local and national compensation trends to ensure Federated's compensation program is competitive within the mutual fund industry. The Compensation Committee was established in August 1998 and met in October 1998. The base compensation levels of the Chief Executive Officer and other executive officers for 1998 were established by the Board of Trustees of the Trust prior to the May 1998 Merger of the Trust into Federated and prior to the establishment of the Compensation Committee. The bonus awards for the year ended December 31, 1998 and the base compensation levels for 1999 were established by the Compensation Committee.

COMPENSATION OF DIRECTORS

        Members of the Board who are also employees of Federated do not receive cash compensation for their services as directors. Members of the Board who are not employees receive (i) $15,000 per year, payable in quarterly installments,
(ii) options to purchase 5,000 shares of Class B Common Stock upon initial election to the Board, which are subject to a three-year vesting schedule, (iii) 1,500 options to purchase shares of Class B Common Stock annually, which vest immediately upon grant, and (iv) $1,000 annually as compensation for Committee Chairmanship. According to Federated's Stock Incentive Plan, all of the vested options granted to outside directors are immediately exercisable and may be exercised for a period of ten years from the date of the grant, provided that, in the event of the death or disability of the outside director, the options may only be exercised within twelve months after the death or disability and, in the event that the outside director's service to Federated is terminated for any reason other than death or disability, the options may only be exercised for a period of thirty days after the date of such termination of services.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth compensation information for the year ended December 31, 1997 and December 31, 1998 for Federated's Chief Executive Officer and for the four other most highly compensated executive officers of Federated (the "Named Executive Officers").



                                               ANNUAL COMPENSATION              LONG TERM COMPENSATION AWARDS

                                      -----------------------------------------------------------------------------
                                                                                          SECURITIES

  --------------------------  ------                             OTHER                    UNDERLYING    ALL OTHER
                                                                ANNUAL       RESTRICTED   OPTIONS/SARS COMPENSATION

  NAME AND                            SALARY ($) BONUS($)(1) COMPENSATION      STOCK        (#)(3)       ($)(4)
  --------------------------   YEAR                               ($)        AWARDS ($)
  PRINCIPAL POSITION(S)

                              ------- --------------------------------------------------- ------------ ------------
  John F. Donahue              1998    1,650,000    900,000       ---           ---           ---           10,439
    Chairman                   1997    1,600,000    800,000     83,894          ---           ---            9,760

  J. Christopher Donahue       1998      860,000    408,784       ---           ---            30,800       18,810
     President and Chief       1997      830,000    415,000     53,695          ---           ---           13,432
     Executive Officer

  John W. McGonigle            1998      780,000    196,104       ---           ---            14,800       39,236
    Executive Vice             1997      750,000    250,000       ---           ---           ---           15,102
    President and Secretary

  Arthur L. Cherry             1998      630,000    294,156       ---           ---           322,200        8,099
      President, Federated     1997      600,000    300,000     73,924       197,500 (2)      360,000        1,350
      Services Company

  James F. Getz                1998      365,000    469,300       ---           ---            35,000        7,915
      President, Retail        1997      350,000    550,000       ---           ---            60,000        8,920
     Sales
      Division of Federated
      Securities Corp.

  ---------------------------


(1) The amounts set forth in this column for 1998 do not include amounts which were earned by the Named Executive Officers in 1998 but which the Named Executive Officers chose to forego pursuant to a program under which such Named Executive Officers elected to acquire options to purchase shares of Class B Common Stock in lieu of cash compensation. These options were awarded to the Named Executive Officers as a portion of their respective performance bonuses in January 1999. Based on the fair market value of the options to purchase Class B Common Stock, determined by using the Black-Scholes valuation methodology, Messrs. J. Christopher Donahue, McGonigle, Cherry and Getz elected to forego $216,216, $103,896, $155,844, and $245,700, respectively, in cash bonus awards in favor of options.

(2) Based on the latest available independent valuation on the date of grant in the case of Mr. Cherry with respect to the grant of 75,000 shares of the Class B Common Stock of the Trust (after giving effect to a one for one stock dividend paid on April 15, 1998 and a one for two stock dividend paid on April 30, 1998), which was fully vested in January 1998. Pursuant to the Merger, all outstanding Class B Common Shares of the Trust were converted into shares of the Class B Common Stock of Federated.

(3) Securities reported in this column for 1998 consist of shares of Class B Common Stock subject to options acquired in January 1999, by the Named Executive Officers in lieu of a portion of their respective 1998 earned cash bonus awards, in the following amounts: Mr. J. Christopher Donahue, 30,800 shares; Mr. McGonigle, 14,800 shares; Mr. Cherry, 22,200 shares; and Mr. Getz, 35,000 shares. All such options are currently exercisable. Securities reported in this column with respect to Mr. Cherry for 1998 also consist of 300,000 Class B Common Stock options which are not currently exercisable. Securities reported in this column with respect to Mr. Cherry (60,000 shares) and Mr. Getz (60,000 shares) for 1997 consist of Class B Common Stock subject to options which are not currently exercisable. Three hundred thousand (300,000) Class B Common Stock options awarded to Mr. Cherry in 1997 were vested and exercised in 1998.

(4) Includes matching contributions under Federated's 401(k) Plan of $6,400 in 1998 for each of Mr. John F. Donahue, Mr. J. Christopher Donahue, Mr. McGonigle, Mr. Cherry and Mr. Getz. Also included is the present value of the economic benefit to the executive in 1998 of the corporate premiums paid to purchase split dollar life insurance contracts of $5,656 for Mr.
       J. Christopher Donahue and of $26,082 for Mr. McGonigle. In addition, Federated paid premiums for life insurance with respect to Mr. John F. Donahue of $4,039, Mr. J. Christopher Donahue of $6,754, Mr. McGonigle of $6,754, Mr. Cherry of $1,699 and Mr. Getz of $1,515 in 1998. The split dollar life insurance contract for Mr. John F. Donahue is fully paid, and Federated is entitled to recover all of the premiums paid by it through the cash surrender value of such policy.





                           OPTION GRANTS IN LAST YEAR

               The table below sets forth information with respect to stock options granted to the Named Executive Officers in 1998. The options listed below are included in the Summary Compensation Table above.



                                     % OF
                          NUMBER     TOTAL
                            OF       OPTIONS
                          SECURITIES GRANTED     EXERCISE                GRANT DATE
                          UNDERLYING    TO       PRICE    EXPIRATION     PRESENT
                           OPTIONS   EMPLOYEES
                                     IN
          NAME            GRANTED    YEAR        ($/SH)      DATE      VALUE($)(2)
                             (1)
------------------------- --------------------- --------- -----------  -------------

John F. Donahue              ___       ___                   ___
J. Christopher Donahue     30,800      5.5        17.625  1/25/2009      216,216
John W. McGonigle          14,800       2.7       17.625  1/25/2009      103,896
Arthur L. Cherry           22,200      4.0        17.625  1/25/2009      155,844
                           300,000     53.8         9.30  6/30/2008      513,000
James F. Getz              35,000      6.3        17.625  1/25/2009      245,700

-------------------------

(1) Securities reported in this column consist of shares of Class B Common Stock subject to options acquired in January 1999, by the Named Executive Officers in lieu of a portion of their respective 1998 earned cash bonus awards, which are currently exercisable, in the following amounts: Mr. J. Christopher Donahue, 30,800 shares; Mr. McGonigle, 14,800 shares; Mr. Cherry, 22,200 shares; and Mr. Getz, 35,000 shares. Mr. Cherry was also awarded 300,000 Class B Common Stock options which are not currently exercisable.

(2) The Grant Date Present Value for the options acquired by the Named Executive Officers in lieu of a portion of their respective cash bonus awards was calculated using the Black-Scholes option pricing model. The Black-Scholes value was calculated using the following assumptions; an expected volatility of 29.0%, a risk-free rate of return of 4.84%, a dividend yield of 0.86% and an expected time to exercise of eight years. The Grant Date Present Value for Mr. Cherry's additional 300,000 options was calculated using the Minimum Value option pricing model with the following assumptions; a risk-free rate of return of 5.75%, a dividend yield of 1.60% and an expected time to exercise of ten years.






                    AGGREGATED OPTION/SAR GRANTS IN LAST YEAR

                         AND YEAR-END OPTION/SAR VALUES

               The table below sets forth information with respect to stock options exercised by the Named Executive Officers in 1998. The options listed below are included in the Summary Compensation Table.



                                                                   NUMBER OF
                                                                   SECURITIES        VALUE OF
                                                                   UNDERLYING        UNEXERCISED
                                                                   UNEXERCISED       IN-THE-MONEY
                                                                   OPTIONS/SARS      OPTIONS/SARS AT
                                                                   AT FY-END         FY-END ($)(3)
                                                                   (#)(2)

                            SHARES                                                   EXERCISABLE/

NAME                        ACQUIRED ON        VALUE REALIZED      EXERCISABLE/      UNEXERCISABLE
                            EXERCISE (#)       ($)(1)              UNEXERCISABLE
------------------------- - --------------- -- ----------------- - --------------- - -----------------

John F. Donahue                  ---                 ---           0/0               0/ 0
J. Christopher Donahue           ---                 ---           0/0               0/ 0
John W. McGonigle                ---                 ---           0/0               0/ 0
Arthur L. Cherry               300,000            1,370,000        0/360,000         0/ 3,375,000
James F. Getz                    ---                 ---           0/60,000          0/ 727,500

-------------------------

(1) The amount shown for Mr. Cherry as "value realized" is calculated by subtracting the exercise price paid upon exercise from the fair value of the shares received, based on the latest available independent valuation at the time of exercise.

(2) Securities reported in this column do not include shares of Class B Common Stock subject to options acquired by the Named Executive Officers in 1999 in lieu of a portion of their respective cash bonus awards for 1998 in the following amounts: Mr. J. Christopher Donahue, 30,800 shares; Mr. McGonigle 14,800 shares; Mr. Cherry, 22,200 shares; and Mr. Getz, 35,000 shares. All such options are currently exercisable. With respect to Mr. Cherry, securities reported in this column include 300,000 options awarded in 1998 and 60,000 options awarded in 1997, none of which are currently exercisable. With respect to Mr. Getz, securities reported in this column include 60,000 shares which were awarded in 1997 and which are not currently exercisable.

(3) The "value of unexercised in-the-money options" is calculated by subtracting the exercise price from $18.125, which was the closing sales price of a share of Class B Common Stock on the New York Stock Exchange on December 31, 1998.

EMPLOYMENT AGREEMENTS

        Federated has entered into employment contracts with the following executive officers:

        ARTHUR L. CHERRY. Pursuant to a January 16, 1997 agreement, Federated is obligated to provide Mr. Cherry with (i) a base salary, (ii) an opportunity to earn a bonus and (iii) certain other benefits, including health and severance pay benefits, among others. Mr. Cherry agrees not to compete with Federated for a period of six months following the termination of his employment by Federated, unless such termination occurs more than three years following the sale of 51% or greater of Federated's Class A Common Stock to a non-family member of the current holders of the Class A Common Stock. Furthermore, Mr. Cherry agrees not to solicit employees of Federated for any other organization or to employ any employee of Federated for a period of three years following the termination of his employment with Federated.

     JAMES F. GETZ. Pursuant to a December 22, 1993 agreement, Federated is obligated to provide Mr. Getz with an annual base salary and certain other benefits. Upon the termination of his employment with Federated, Mr. Getz agrees not to compete with Federated for a period of two years. In addition, Mr. Getz agrees not to solicit or employ any of the employees of Federated following the termination of his employment by Federated.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The members of the Compensation Committee of the Board (the "Committee"), were elected on August 31, 1998. The Committee consists of two voting members, Federated's independent directors and one non-voting member, the Chief Executive Officer. Because the Committee was formed after the initial public offering ("IPO") of Federated, the 1998 salaries for the Chief Executive Officer and the executive officers had been previously established through procedures which involved an analysis of similar factors to those set forth below by the President and Board of Trustees of Federated Investors, the predecessor to Federated. The Committee did establish the 1998 bonuses for such individuals as well as the salaries for 1999.

        Federated's compensation program for executive officers (including the Chief Executive Officer) consists primarily of salary and annual incentive bonuses based upon the individual's and Federated's performance. Compensation of the Named Executive Officers is determined by the Committee with bonus awards made under the Executive Annual Incentive Compensation Plan (the "Compensation Plan") and the Stock Incentive Plan (the "Stock Plan"). Consistent with compensation practices generally applied in the investment management business, base salaries in many areas of responsibility are intended to form a relatively low percentage of total cash compensation with a significant portion of cash compensation intended to be derived from payments made under the Compensation Plan and the Stock Plan, provided, of course, that the performance goals are met. As a general matter, the size of the pool available for such bonus payments under the Compensation Plan is 7.5% of operating profits of Federated, which consists of annual total revenues less distributions to minority interests and less total expenses excluding amortization of intangibles and debt expenses.

        In determining the appropriate level of compensation, the Committee acknowledges that the investment management business is highly competitive and that experienced professionals have significant career mobility. Its members believe that the ability to attract, retain, and provide appropriate incentives for highly qualified and experienced personnel is critical to maintain Federated's competitive position in the investment management business, and thereby provide for the future success of Federated. The Committee believes that competitive levels of cash compensation, together with equity and other incentive programs that are consistent with stockholder interests, are necessary for the motivation and retention of Federated's professional personnel. Federated's compensation programs are keyed to achievement, as determined by the Committee, of short- and long-term performance goals.

        The Committee believes that the opportunity to earn incentive compensation motivates employees and ties their success to that of Federated. The payment of incentive compensation in the form of stock of Federated further aligns the interests of the management of Federated with those of its stockholders and encourages them to focus on the long range growth and development of Federated. The Committee is continuing to review this part of the compensation program. In 1998, nine of the senior executives chose to have a portion of their cash bonus paid in options on Class B Common Stock of Federated. Options on 200,000 shares of Class B Common Stock were awarded pursuant to this election at an exercise price equal to the market price on the day the options were granted.

        In determining the awards for 1998 the Committee considered a variety of factors, including that Federated had achieved record revenues, earnings and earnings per share for the year. The Committee also considered the fact that Federated became publicly held in May 1998 and the performance of Federated's stock as compared to the indices set forth in the performance graph included in this Information Statement. The Committee also considered investment performance and financial performance on a comparative basis with other public companies in the investment management business. Marketing and sales effectiveness, customer service, technology use and corporate infrastructure were also reviewed. The Committee took into consideration Federated's historical compensation policies as well as industry compensation trends. In its review of compensation, and, in particular, in determining the amount and form of actual awards for the Chief Executive Officer and the other executive officers, the Committee considered amounts paid to executive officers in prior years as salary, bonus and other compensation, Federated's overall performance during the prior periods, and its future objectives and challenges. Although the Committee considered a number of different individual and corporate performance factors, no specific weighting was given to any such factor.

     The Committee has determined that Mr. J. Christopher Donahue will participate in the Compensation Plan. Bonuses paid to Mr. J. Christopher Donahue depend upon both his performance and that of Federated. The Committee has also taken into account the IPO by Federated and the increased responsibilities of operating as a public company.

        The Committee's goal is to maintain compensation programs which are competitive within the investment management business. The Committee believes that 1998 compensation levels disclosed in this Information Statement are reasonable and appropriate in light of Federated's strong performance.

        Executive officers also participate in a combined 401(k)/Profit Sharing Plan and are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most employees of Federated.

TAX CONSIDERATIONS

        Section 162(m) of the Internal Revenue Code, as amended, which limits the deductibility by Federated of certain executive compensation for federal income tax purposes, did not apply to Federated in the year ended December 31, 1998. This is due to the application of the private to public exception, which limits the application of Section 162(m) for the first three years following the calendar year in which the IPO takes place, provided (i) the compensation plans or arrangements in existence were disclosed in the prospectus accompanying the IPO, (ii) the plan or arrangement does not expire or undergo material modification or (iii) all stock allocated under the plan has been issued. Federated will endeavor to comply with Section 162(m) in the future to take advantage of potential tax benefits. However, Federated may make awards that do not comply with Section 162(m) if it believes that the compensation awards granted were commensurate with the performance of the covered employees and were necessary and appropriate to meet competitive requirements even if such compensation exceeded the deductibility limits of Section 162(m).

Respectfully Submitted:
Compensation Committee

      Michael J. Farrell, Chairman
      James L. Murdy
      J. Christopher Donahue (non-voting)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 1998, no director of Federated served as an executive officer of or beneficially owned of record in excess of a 10% equity interest in (i) any business or professional entity which made during 1998 or proposes to make during the current year, payments to Federated for property or services in excess of five percent of Federated's consolidated gross revenues for 1998 or in excess of five percent of the other entity's consolidated gross revenues for the last year, (ii) any business or professional entity to which Federated made during 1998 or proposes to make during the current year payments for property or services in excess of five percent of Federated's consolidated gross revenues for 1998 or in excess of the other entity's consolidated gross revenues for its last year, or (iii) any business or professional entity to which Federated was indebted to at the end of 1998 in an aggregate amount in excess of five percent of Federated's total consolidated assets at the end of 1998.

        None of the directors of Federated was, during 1998: (i) a member of, or counsel to, any law firm that Federated retained during 1998 or proposes to retain during the current year, or (ii) a partner or executive officer of any investment banking firm that performed services for Federated during 1998 or that Federated proposes to have perform services for Federated during the current year. Federated is not aware of any other relationships between any of the directors nominated for election to the Board at the Annual Meeting that are similar in nature and scope to those relationships discussed above.

COMPARATIVE STOCK PERFORMANCE

        The following performance graph compares the total stockholder return of an investment in Federated's Class B Common Stock to that of the Russell 1000
(R) Index and to a Peer Group Index* of publicly-traded asset management firms for the period commencing with May 13, 1998, the date on which the Class B Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended, and publicly traded and ending on December 31, 1998. The graph assumes that the value of the investment in Federated's Class B Common Stock and each index was $100 on May 13, 1998. Total return includes reinvestment of all dividends. The Russell 1000 (R) Index measures the performance of the 1,000 largest U.S. companies based on total market capitalization. Federated is included in this index. Peer Group returns are weighted by the market capitalization of each firm at the beginning of the fiscal quarter during which Federated completed its IPO. The historical information set forth below is not necessarily indicative of future performance. Federated does not make or endorse any predictions as to future stock performance.




                                [GRAPHIC OMITTED]
                    5/13/98   6/30/98   7/31/98   8/31/98   9/30/98    10/30/98   11/30/98  12/31/98
                    -------   -------   -------   -------   -------    --------   --------  --------
Federated           100       97        94        69        76        95          89        96
Russell 1000(R)     100       101       100       85        90        98          104       110
Peer Group          100       100       89        69        67        79          87        75


-------------------

*       The following companies are included in the Peer Group:

        Franklin Resources, Inc.            Liberty Financial Companies, Inc.
        T. Rowe Price Associates, Inc.      Phoenix Investment Partners, Ltd.
        Waddell & Reed Financial, Inc.      The Pioneer Group, Inc.
        Eaton Vance Corp.                   United Asset Managers Corp.
        The John Nuveen Company             Affiliated Managers Group

                               SECURITY OWNERSHIP

CLASS A COMMON STOCK

        The following table sets forth certain information regarding beneficial ownership of Federated's Class A Common Stock by each person who is known by Federated to own beneficially more than 5% of the outstanding shares of Class A Common Stock as of February 28, 1999.

                                                        SHARES
                                                     BENEFICIALLY PERCENT OF

NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNED        CLASS

---------------------------------------------------- --------------------------

Voting Shares Irrevocable Trust

dated May 31,                                           6,000      100.0%
1989.................................................

c/o  The Beechwood Company
Suite 718 Bigelow Corporate Center
Pittsburgh, Pennsylvania  15219

        All of the outstanding shares of Class A Common Stock are held by the Voting Trust, the trustees of which are John F. Donahue, his wife, and his son
J. Christopher Donahue for the benefit of members of the family of John F. Donahue. Under the terms of the Voting Trust, the trustees are authorized to vote shares held by the Voting Trust and the trustees additionally may sell, transfer or otherwise dispose of shares owned by the Voting Trust. The entire voting power of Federated is vested in the holder of the outstanding shares of Class A Common Stock, except as otherwise provided in the Restated Articles of Incorporation of Federated or as required by applicable law.





CLASS B COMMON STOCK

        The following table sets forth certain information regarding beneficial ownership of Federated's Class B Common Stock as of February 28, 1999 by (i) each of the Directors of Federated, (ii) Named Executive Officers of Federated, and (iii) all Directors and Executive Officers of Federated as a group.

                                                     SHARES
                                                  BENEFICIALLY        PERCENT OF
NAME                                              OWNED (1)(2)          CLASS

John F. Donahue (3)                                   9,957,664         11.6%

John W. McGonigle (4)                                 4,706,300          5.5

J. Christopher Donahue (5)                            4,641,388          5.4

Thomas R. Donahue (6)                                 1,758,928          2.0

James F. Getz                                           610,244           *

Arthur L. Cherry (7)                                    524,207           *

Eugene F. Maloney (8)                                   350,850           *

John B. Fisher                                          300,000           *

Michael J. Farrell                                        5,000           *

James L. Murdy                                            3,000           *

All Directors and Executive

   Officers as a Group  (14 persons)................ 27,041,381       31.4%

-------------------------------------------------
*   Less than 1%.

(1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless stated below, each such person has sole voting and investment power with respect to all such shares.

(2) Does not include 620,487 shares of Class B Common Stock allocated to the accounts of directors and executive officers who are participants in the 401(k)/ Profit Sharing Plan.

(3) Includes 4,649,000 shares owned by The Beechwood Company, a limited partnership of which Mr. Donahue and Oyster Bay Properties, Inc., of which Mr. John F. Donahue is the sole shareholder, are general partners (Mr. Donahue disclaims beneficial ownership of 2,325,000 shares owned by The Beechwood Company); 4,240,372 shares owned by Comax Company, a limited partnership of which Comax, Inc. is general partner; Mr. Donahue is the sole shareholder of Comax, Inc. (Mr. Donahue disclaims beneficial ownership of substantially all of the 4,240,372 shares owned by Comax Company); and 1,068,292 shares owned by Shamrock Partners LP, a limited partnership of which Mr.

     Donahue and Shamrock Properties, Inc., of which Mr. Donahue is the sole shareholder, are general partners.

(4) All of the shares are owned by Fairview Partners, a limited partnership of which Mr. McGonigle is the sole general partner.

(5) Includes 3,157,578 shares owned jointly with Mrs. J. Christopher Donahue; includes 841,230 shares for which Mr. J. Christopher Donahue has the power to sell, transfer or otherwise dispose under powers of attorney; includes 267,580 shares for which Mr. J. Christopher Donahue is a custodian of shares under the Uniform Trust for Minors Act (Mr. J. Christopher Donahue disclaims beneficial ownership of all of the 267,580 shares for which he acts as custodian).

(6) Includes 1,197,510 shares of which Mr. Thomas R. Donahue is a custodian of shares under the Uniform Trust for Minors Act (Mr. Thomas R. Donahue disclaims beneficial ownership of all of the 1,197,510 shares for which he acts as custodian); includes 297,418 shares owned jointly by Mr. and Mrs. Thomas R. Donahue.

(7)  Includes  49,259  shares  owned by or on behalf of Mr.  Cherry's  children;
     includes 65,304 shares owned jointly by Mr. and Mrs. Cherry; includes 13,054 shares owned by Mrs. Cherry.

(8)  Includes 110,000 shares owned by Mrs. Maloney.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, Federated's directors, its executive officers and any persons beneficially owning more than ten percent of Federated's Class A Common Stock and Class B Common Stock are required to report their ownership of Federated's Class A and Class B Common Stock and any changes in that ownership to the Commission and to the New York Stock Exchange. Specific due dates for these reports have been established and Federated is required to report in this Information Statement any failure to file by these dates. All of these filing requirements were satisfied. In making these statements, Federated has relied on copies of the reports that its officers, directors and beneficial owners of more than ten percent of Federated's Class A or Class B Common Stock have filed with the Commission.


                              INDEPENDENT AUDITORS

        Ernst & Young LLP has served as the independent auditors for 1998 and continues to serve as independent auditors for Federated. Representatives of Ernst & Young will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

        Rule 14a-8 of the Exchange Act contains the procedures for including certain shareholder proposals in Federated's Information Statement and related materials. Shareholders entitled to vote may submit a shareholder proposal pursuant to Rule 14a-8 for the year 2000 Annual Meeting of Shareholders of Federated prior to December 1, 1999. Except under certain limited circumstances, the holders of Class B Common Stock are not entitled to vote their shares. Any shareholder proposals should be addressed to the Secretary of Federated, Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779.

[GRAPHIC OMITTED]

SKU# 1746-IS99
G02596-01 (3/99)